EXHIBIT 15.2

March 28, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 16F of Galapagos NV's Form 20-F dated March 28, 2024, and have the following comments:

1.We agree with the statements made in the first, third, fourth and fifth paragraphs.

2.We have no basis on which to agree or disagree with the statements made in the second and sixth paragraphs.

Yours truly,

/s/ Deloitte Bedrijfsrevisoren/Réviseurs d’Entreprises BV/SRL

Zaventem, Belgium

March 28, 2024